                                                                    Exhibit 99.2
                               COLBURN MUSIC FUND
                       355 South Grand Avenue, Suite 3295
                          Los Angeles, California 90071


                                                        March 17, 2002

United Rentals, Inc.
Five Greenwich Office Park
Greenwich CT 06830

Gentlemen:

1.   Sale by Fund.

     (a) Colburn Music Fund (the "Fund") hereby sells to United Rentals, Inc. (the "Company"), and the Company hereby purchases from the Fund, 339,213 shares (the "Sold Shares") of common stock of the Company ("Common Stock") at $29.48 per share, for an aggregate purchase price of $10,000,000 (the "Purchase Price"). The Fund will, as soon as practicable in the circumstances, deliver to the Transfer Agent for the Common Stock ("Transfer Agent") a certificate representing more than the Sold Shares, and will provide the Transfer Agent with appropriate instructions and powers to authorize a transfer consistent with the foregoing. The Company will, and will cause the Transfer Agent to, take such action as may be necessary to transfer to the Company or to cancel the Sold Shares, and to return one or more certificates in such forms and amounts (but only in the Fund's name) as the Fund may request for all shares in excess of the Sold Shares; such action shall be deemed delivery to the Company so long as the Fund takes any action and executes any documents reasonably requested by the Company or the Transfer Agent in connection therewith, and the Company will promptly wire transfer to the Fund or its order the amount of the Purchase Price.

     (b) The Fund represents that it owns the Sold Shares free and clear of all liens, claims and encumbrances and that, upon delivery of the Sold Shares as provided above, the Fund will have delivered title to the Sold Shares to the Company free and clear of all liens, claims and encumbrances. It makes no other representations or warranties whatsoever with respect to the Sold Shares. Neither the Company nor any of its affiliates makes any representations or warranties whatsoever to the Fund. The Fund is entering into this transaction solely as a result of such investigations as it deemed appropriate. The Company has made an independent decision to purchase the Sold Shares, free of any influence by the Fund.

In order to induce the Company to purchase the Sold Shares, the Fund agrees that, during the 180-day period beginning on the date hereof, the Fund will not, nor will

2. any of its affiliates on its behalf, without the prior written consent of the Company, make any contractual or other demand to register any shares of Common Stock in a manner that would require the filing of a registration statement before the end of such 180-day period, or offer, sell, contract to sell, or otherwise dispose of, any shares of Common Stock or any other securities of the Company or any derivative securities or derivative contracts the value of which is determined in whole or in substantial part (with substantial to mean more than 5%) by reference to the value of securities of the Company, whether or not such Common Stock or other securities have been registered and whether or not such offer, sale, contract or other disposition could otherwise be made under Rule 144 or otherwise.

3. The Fund releases the Company and its affiliates from any claim that, and the Fund will not complain if, the Company and its affiliates possessed relevant information which the Fund did not possess, or which the Company or any affiliate should have disclosed publicly or to the Fund or any of them. Similarly, the Fund will not complain if for whatever reason the price of the Company's securities hereafter increases for any reason whatsoever, or if the Company or any of its affiliates at any time or times hereafter sells any Company securities at any price.

4. This Agreement may not be changed or terminated orally. It sets forth all understandings of the parties with respect to the subject matter hereof. It shall be governed by the internal laws of the State of Connecticut. The federal and state courts in Fairfield County Connecticut shall have exclusive jurisdiction on all matters relating to this Agreement.

5. This agreement shall become a binding contract only if it or a counterpart copy of it is signed by each party, with facsimile copies transmitted to the agents of the other parties, by 12:00 Midnight, Pacific Time, March 17, 2002.

--------------------------------------------------------------------------------

UNITED RENTALS, INC.                                 COLBURN MUSIC FUND





By                                                   By
   --------------------                                 --------------------

                                                        Robert B. Egelston





                                                     And By
                                                           -------------------

                                                           Richard Colburn

--------------------------------------------------------------------------------